Exhibit 99.1
Capri Holdings Limited Announces Fourth Quarter and Full Year Fiscal 2022 Results
Achieved Highest Revenue, Gross Margin and EPS Levels in the Company's History
Authorized New $1 Billion Share Repurchase Program
London — June 1, 2022 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter and full year fiscal 2022 ended April 2, 2022.
Fourth Quarter Fiscal 2022 Highlights
•Revenue increased 24.6%, with better than anticipated results across all three luxury houses
•Adjusted gross margin expanded 20 basis points versus prior year
•Adjusted operating margin expansion of 230 basis points to 14.2%
•Adjusted earnings per share of $1.02
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "Looking back on fiscal 2022, I am proud of the progress we made across all our luxury houses. Revenue and earnings results significantly exceeded our original expectations. Capri Holdings achieved the highest revenue, gross margin and earnings per share in the company’s history. Additionally, we generated strong free cash flow and returned $650 million to shareholders in fiscal 2022. Our ability to deliver record results while navigating the challenges of an unprecedented global pandemic is a testament to the strength of our brands and the success of our strategic growth initiatives. Most importantly, we would not have been able to achieve these results if not for the hard work, dedication and resiliency of our teams across the globe."
Mr. Idol continued, "Looking forward in fiscal 2023 we expect to achieve another year of record revenue and earnings per share. Longer term we are confident in our ability to resume double digit revenue increases as we move beyond the impact of current macro headwinds. The power of Versace, Jimmy Choo and Michael Kors as well as the proven resilience of the luxury market reinforce our optimism for the future and our ability to achieve $7 billion in revenue and a 20% operating margin over time."

Fourth Quarter Fiscal 2022 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenue compared to the same period in the prior year.
Overview of Capri Holdings Fourth Quarter Fiscal 2022 Results
The Company noted that fiscal year 2022 had 53 weeks versus 52 weeks in fiscal year 2021. As a result, the Company's results for the fiscal 2022 fourth quarter and fiscal year ended April 2, 2022, include approximately $70 million in sales related to the 53rd week.
•Total revenue of $1.492 billion increased 24.6% compared to last year. On a constant currency basis, total revenue increased 28.4%. On a 13-week basis, total revenue increased 18.8%.
•Gross profit was $956 million and gross margin was 64.1%, compared to $737 million and 61.6% in the prior year. Adjusted gross profit was $951 million and adjusted gross margin was 63.7%, compared to $760 million and 63.5% in the prior year.
•Income from operations was $119 million and operating margin was 8.0% compared to a loss of $139 million and operating margin of (11.6)% in the prior year. Adjusted income from operations was $212 million and operating margin was 14.2%, compared to $143 million and 11.9% in the prior year.
•Net income was $81 million, or $0.54 per diluted share, compared to a net loss of $183 million, or $(1.21) per diluted share, in the prior year. Adjusted net income was $152 million, or $1.02 per diluted share, compared to $59 million, or $0.38 per diluted share, in the prior year.
•Net inventory at April 2, 2022 was $1.096 billion, a 48.9% increase compared to the prior year. This increase was in line with management's expectations reflecting the Company's new programs to receive seasonal merchandise earlier as well as hold more core inventory.
Versace Fourth Quarter Fiscal 2022 Results
•Versace revenue of $315 million increased 34.0% compared to the prior year. On a constant currency basis, total revenue increased 44.3%.
•Versace operating income was $50 million and operating margin was 15.9% compared to an operating income of $29 million and operating margin of 12.3% in the prior year.
Jimmy Choo Fourth Quarter Fiscal 2022 Results
•Jimmy Choo revenue of $156 million increased 25.8% compared to the prior year. On a constant currency basis, total revenue increased 29.1%.
•Jimmy Choo operating loss was $15 million and operating margin was (9.6)%, compared to operating loss of $18 million and operating margin of (14.5)% in the prior year.
Michael Kors Fourth Quarter Fiscal 2022 Results
•Michael Kors revenue of $1.021 billion increased 21.8% compared to the prior year. On a constant currency basis, total revenue increased 23.8%.
•Michael Kors operating income was $210 million and operating margin was 20.6%, compared to operating income of $172 million and operating margin of 20.5% in the prior year.

Share Repurchase Authorization
During the fourth quarter, the Company repurchased approximately 5.1 million ordinary shares for approximately $300 million in open market transactions.
On June 1, 2022, the Company’s Board of Directors approved a new share repurchase program of up to $1 billion of its outstanding ordinary shares, providing additional capacity to return cash to shareholders over the longer term. This new two-year program will replace the Company’s existing $1 billion share repurchase program which had $500 million of availability remaining.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Due to the ongoing dynamic nature of the COVID-19 pandemic, financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including any significant additional store closures or new government restrictions that could further impact traffic and sales trends as well as any greater supply chain disruptions that could further extend inventory delays or increase transportation expenses.
Fiscal Year 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.95 billion, increasing approximately 5% versus prior year on a reported basis and approximately 10% in constant currency
•Gross margin approximately flat to fiscal year 2022, reflecting benefits from strategic initiatives offset by higher transportation and input costs
•Operating margin of approximately 18%
•Net interest income of approximately $35 million
•Effective tax rate of approximately 11%
•Weighted average diluted shares outstanding of approximately 144 million
•Diluted earnings per share of approximately $6.85
•Capital expenditures of approximately $300 million
For Versace, the Company expects the following:
•Total revenue of approximately $1.225 billion, increasing approximately 13% on a reported basis and approximately 23% in constant currency
•Operating margin of approximately 16%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $650 million, increasing approximately 6% on a reported basis and approximately 9% in constant currency
•Operating margin of approximately 5%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $4.075 billion, increasing approximately 3% on a reported basis and approximately 6% in constant currency
•Operating margin of approximately 24%

First Quarter Fiscal 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.3 billion, increasing approximately 4% versus prior year on a reported basis and approximately 9% in constant currency
•Operating margin of approximately 16.5%
•Net interest income of approximately $9 million
•Effective tax rate of approximately 12%
•Weighted average diluted shares outstanding of approximately 146 million
•Diluted earnings per share of approximately $1.35
For Versace, the Company expects the following:
•Total revenue of approximately $265 million, increasing approximately 11% on a reported basis and approximately 20% in constant currency
•Operating margin in the low double digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $155 million, increasing approximately 9% on a reported basis and approximately 13% in constant currency
•Operating margin in the mid single digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $880 million, increasing approximately 1% on a reported basis and approximately 5% in constant currency
•Operating margin in the low to mid 20% range
Fiscal Year 2023 Quarterly Outlook
For Capri Holdings, the Company expects the following:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	~$1.30B	~$1.425B	~$1.725B	~$1.50B
Adjusted Operating Margin	~16.5%	~17.0%	~23.5%	~14.5%
Adjusted EPS	~$1.35	~$1.60	~$2.55	~$1.35
Conference Call Information
A conference call to discuss fourth quarter and full year fiscal 2022 results is scheduled for today, June 1, 2022 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until June 8, 2022. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13729782. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days. Additionally, a fourth quarter fiscal 2022 earnings highlights presentation is posted on the company's website.
Investor Meeting
The Company will host an Investor Meeting on Wednesday, July 20, 2022. Additional details about the event will be included in a subsequent announcement.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges, charitable donations and the war in Ukraine. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy of data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; high consumer debt levels, recession and inflationary pressures; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts; as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2021 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	April 2, 2022	March 27, 2021	April 2, 2022	March 27, 2021
Total revenue	$1,492	$1,197	$5,654	$4,060
Cost of goods sold	536	460	1,910	1,463
Gross profit	956	737	3,744	2,597
Total operating expenses	837	876	2,841	2,578
Income (loss) from operations	119	(139)	903	19
Other income, net	—	(3)	(2)	(7)
Interest (income) expense, net	(7)	4	(18)	43
Foreign currency loss (gain)	7	(4)	8	(20)
Income (loss) before provision for income taxes	119	(136)	915	3
Provision for income taxes	38	46	92	66
Net income (loss)	81	(182)	823	(63)
Less: Net income (loss) attributable to noncontrolling interests	—	1	1	(1)
Net income (loss) attributable to Capri	$81	$(183)	$822	$(62)
Weighted average ordinary shares outstanding:
Basic	146,239,474	151,104,434	149,724,675	150,453,568
Diluted	148,757,360	151,104,434	152,497,907	150,453,568
Net income (loss) per ordinary share:
Basic	$0.55	$(1.21)	$5.49	$(0.41)
Diluted	$0.54	$(1.21)	$5.39	$(0.41)

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	April 2, 2022	March 27, 2021
Assets
Current assets
Cash and cash equivalents	$169	$232
Receivables, net	434	373
Inventories, net	1,096	736
Prepaid expenses and other current assets	192	205
Total current assets	1,891	1,546
Property and equipment, net	476	485
Operating lease right-of-use assets	1,358	1,504
Intangible assets, net	1,847	1,992
Goodwill	1,418	1,498
Deferred tax assets	240	278
Other assets	250	178
Total assets	$7,480	$7,481
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$555	$512
Accrued payroll and payroll related expenses	165	116
Accrued income taxes	52	126
Short-term operating lease liabilities	414	447
Short-term debt	29	123
Accrued expenses and other current liabilities	351	297
Total current liabilities	1,566	1,621
Long-term operating lease liabilities	1,467	1,657
Deferred tax liabilities	432	397
Long-term debt	1,131	1,219
Other long-term liabilities	326	430
Total liabilities	4,922	5,324
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 221,967,599 shares issued and 142,806,269 outstanding at April 2, 2022; 219,222,937 shares issued and 151,280,011 outstanding at March 27, 2021	—	—
Treasury shares, at cost (79,161,330 shares at April 2, 2022 and 67,942,926 shares at March 27, 2021)	(3,987)	(3,326)
Additional paid-in capital	1,260	1,158
Accumulated other comprehensive income	194	56
Retained earnings	5,092	4,270
Total shareholders’ equity of Capri	2,559	2,158
Noncontrolling interest	(1)	(1)
Total shareholders’ equity	2,558	2,157
Total liabilities and shareholders’ equity	$7,480	$7,481

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		April 2, 2022	March 27, 2021	April 2, 2022	March 27, 2021
Revenue by Segment and Region:
Versace	The Americas	$125	$69	$408	$201
	EMEA	121	93	425	276
	Asia	69	73	255	241
Versace Revenue		315	235	1,088	718

Jimmy Choo	The Americas	48	31	175	102
	EMEA	54	44	229	146
	Asia	54	49	209	170
Jimmy Choo Revenue		156	124	613	418

Michael Kors	The Americas	667	548	2,627	1,869
	EMEA	219	160	835	607
	Asia	135	130	491	448
Michael Kors Revenue		1,021	838	3,953	2,924

Total Revenue		$1,492	$1,197	$5,654	$4,060

Income (Loss) from Operations:
Versace		$50	$29	$185	$21
Jimmy Choo		(15)	(18)	13	(55)
Michael Kors		210	172	1,005	595
Total segment income from operations		245	183	1,203	561
Less: Corporate expenses		(67)	(62)	(190)	(152)
Restructuring and other charges		(17)	(14)	(42)	(32)
Impairment of long-lived assets		(40)	(206)	(73)	(316)
Impact of war in Ukraine		(9)	—	(9)	—
COVID-19 related charges		7	(40)	14	(42)
Total Income (Loss) from Operations		$119	$(139)	$903	$19

Operating Margin:
Versace		15.9%	12.3%	17.0%	2.9%
Jimmy Choo		(9.6)%	(14.5)%	2.1%	(13.2)%
Michael Kors		20.6%	20.5%	25.4%	20.3%
Capri Operating Margin		8.0%	(11.6)%	16.0%	0.5%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	April 2, 2022	March 27, 2021
Versace	209	210
Jimmy Choo	237	227
Michael Kors	825	820
Total number of retail stores	1,271	1,257

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	April 2, 2022	March 27, 2021	As Reported	Constant Currency
Total revenue:
Versace	$315	$235	34.0%	44.3%
Jimmy Choo	156	124	25.8%	29.1%
Michael Kors	1,021	838	21.8%	23.8%
Total revenue	$1,492	$1,197	24.6%	28.4%

	Fiscal Years Ended		% Change
	April 2, 2022	March 27, 2021	As Reported	Constant Currency
Total revenue:
Versace	$1,088	$718	51.5%	52.8%
Jimmy Choo	613	418	46.7%	40.4%
Michael Kors	3,953	2,924	35.2%	34.9%
Total revenue	$5,654	$4,060	39.3%	38.6%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended April 2, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$956	$—	$—	$—	$(7)	$—	$—	$2	$951

Operating expenses	$837	$(40)	$(17)	$(10)	$—	$(8)	$(16)	$(7)	$739

Total income from operations	$119	$40	$17	$10	$(7)	$8	$16	$9	$212

Income before provision for income taxes	$119	$40	$17	$10	$(7)	$8	$16	$9	$212
Provision for income taxes	$38	$8	$6	$—	$6	$2	$—	$—	$60
Net income attributable to Capri	$81	$32	$11	$10	$(13)	$6	$16	$9	$152
Diluted net income per ordinary share - Capri	$0.54	$0.22	$0.07	$0.07	$(0.09)	$0.04	$0.11	$0.06	$1.02
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended April 2, 2022
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$3,744	$—	$—	$—	$(16)	$—	$—	$2	$3,730

Operating expenses	$2,841	$(73)	$(42)	$(10)	$(2)	$(19)	$(31)	$(7)	$2,657

Total income from operations	$903	$73	$42	$10	$(14)	$19	$31	$9	$1,073

Income before provision for income taxes	$915	$73	$42	$10	$(14)	$19	$31	$9	$1,085
Provision for income taxes	$92	$16	$8	$—	$6	$6	$9	$—	$137
Net income attributable to Capri	$822	$57	$34	$10	$(20)	$13	$22	$9	$947
Diluted net income per ordinary share - Capri	$5.39	$0.37	$0.22	$0.07	$(0.13)	$0.09	$0.14	$0.06	$6.21
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended March 27, 2021
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	Charitable Donations	COVID-19 Related Charges	Capri Transformation	As Adjusted
Gross profit	$737	$—	$—	$—	$23	$—	$760

Operating expenses	$876	$(206)	$(14)	$(20)	$(17)	$(2)	$617

Total (loss) income from operations	$(139)	$206	$14	$20	$40	$2	$143

(Loss) income before provision for income taxes	$(136)	$206	$14	$20	$40	$2	$146
Provision for income taxes	$46	$23	$6	$5	$6	$—	$86
Net (loss) income attributable to Capri	$(183)	$183	$8	$15	$34	$2	$59
Diluted net (loss) income per ordinary share - Capri	$(1.21)	$1.19	$0.06	$0.10	$0.22	$0.02	$0.38
______________________
(1)Includes impairment charges of $94 million related to goodwill associated with the Jimmy Choo wholesale and licensing reporting units, $69 million related to the Jimmy Choo brand indefinite-lived intangible assets. These impairment charges were primarily related to higher discount rates in the current year driven by a change in market factors as well as a shift in expected revenue and earnings mix to the retail segment. This amount also includes $43 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations.
(2)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended March 27, 2021
	As Reported	Impairment Charges (1)	Restructuring and Other Charges (2)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$2,597	$—	$—	$—	$10	$—	$—	$2,607

Operating expenses	$2,578	$(316)	$(32)	$(20)	$(32)	$(2)	$(4)	$2,172

Total income from operations	$19	$316	$32	$20	$42	$2	$4	$435

Income before provision for income taxes	$3	$316	$32	$20	$42	$2	$4	$419
Provision for income taxes	$66	$51	$4	$5	$4	$(1)	$1	$130
Net (loss) income attributable to Capri	$(62)	$265	$28	$15	$38	$3	$3	$290
Diluted net (loss) income per ordinary share - Capri	$(0.41)	$1.74	$0.18	$0.10	$0.25	$0.02	$0.02	$1.90
______________________
(1)Includes impairment charges of $153 million primarily related to operating lease right-of-use assets and fixed assets of our retail store locations. This amount also includes $94 million related to goodwill associated with the Jimmy Choo wholesale and licensing reporting units and $69 million related to the Jimmy Choo brand indefinite-lived intangible assets. The Jimmy Choo impairment charges were primarily related to higher discount rates in the current year driven by a change in market factors as well as a shift in expected revenue and earnings mix to the retail segment.
(2)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.